UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 3, 2012
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, the Compensation Committee (the “Committee”) of Enterprise Financial Services Corp (the “Company”) approved the following actions with respect to the Company's compensation arrangements with its named executive officers as discussed below.

Awards Under 2009-2011 Long-Term Incentive Plan

The Committee approved awards under the Company's 2009-2011 Long-Term Incentive Plan (the “2009 - 2011 LTIP”), based on the Company's performance during the three year period ended December 31, 2011. For the 2009 - 2011 LTIP, awards were based upon a single criteria, the Company's average earnings per share growth during the respective performance period measured against a group of peer banks and bank holding companies.

Based on this performance, awards were paid at the exceptional level of performance. The amount of awards to the Company's named executive officers were as follows:

Named Executive Officer	Amount of 2009 - 2011 LTIP Award
Peter F. Benoist	$52,261(1)(2)
Frank H. Sanfilippo	$100,800(3)
Stephen P. Marsh	$48,098(1)(2)
Robert J. Witterschein	$40,046(1)(2)
John G. Barry	$56,270(1) (2)

(1)
As the Company has previously disclosed, the Company participated in the United States Treasury Capital Purchase Program. The terms of the grants to all named executive officers and other grantees are subject to the limitations of the Capital Purchase Program, including restrictions on payment or accrual of any bonus (the “CPP Bonus Restrictions”), retention award or incentive compensation to certain employees. Pursuant to these rules, awards to Mssrs. Benoist, Marsh, Witterschein and Barry under the 2009-2011 LTIP were paid in the form of “long-term” restricted stock.

(2)
Pursuant to the CPP Bonus Restrictions the long term restricted stock awarded to Mssrs. Benoist, Marsh, Witterschein and Barry may not have a value not exceeding 1/3 of the employee's total annual compensation.  Based on this restriction, Mssrs. Benoist, Marsh, Witterschein, and Barry were not eligible to receive the full amount of the 2009-2011 LTIP Award payable to them based on the Company's performance. The actual value of LTIP awards earned by Mssrs. Benoist, Marsh, Witterschein, and Barry were $403,200, $144,900, $96,000, and $60,000 respectively.

(3)	Mr. Sanfilippo was not subject to the CPP bonus restrictions and his 2009-2011 LTIP Award was paid in RSU's.

Grants Under 2012 - 2014 Long-Term Incentive Plan

The Committee approved the Company's 2012 - 2014 Long-Term Incentive Plan (“2012 - 2014 LTIP”) under the Company's 2002 Stock Incentive Plan, as amended, and grants to named executive officers under the 2012 - 2014 LTIP. Grants under the 2012 - 2014 LTIP provide grantees the opportunity to earn a specific target award, subject to satisfaction of the performance-based requirements.

The requirements for awards under the 2012 - 2014 LTIP are based on the Company's cumulative shareholder returns (“Shareholder Returns”) during the performance cycle compared to a target level of Shareholder Returns of a peer group established by the Committee and by comparing the Company's cumulative adjusted earnings per share

(“Cumulative Adjusted EPS”) during the performance cycle with a target level of cumulative adjusted earnings per share set by the Committee. The Shareholder Returns component accounts for 50% of each grantee's respective total performance target and the Cumulative Adjusted EPS component accounts for the remaining 50%.

All awards under the 2012 - 2014 LTIP will be subject, to the extent applicable, to the executive compensation restrictions of the Capital Purchase Program, including without limitation the CPP Bonus Restrictions.

The amount of the target grants for the Company's named executive officers is as follows:

Named Executive Officer	Shareholder Returns Component of Target Grant (# of shares)	Cumulative Adjusted EPS Component of Target Grant (# of shares)	Total Target Grant (# of shares)
Peter F. Benoist	16,790	16,790	33,580
Stephen P. Marsh	5,040	5,040	10,080
John G. Barry	3,780	3,780	7,560
Robert J. Witterschein	4,200	4,200	8,400
Frank H. Sanfilippo	3,360	3,360	6,720

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	May 7, 2012	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller